                                                                     EXHIBIT 5.1




                                [N&P Letterhead]

                                                                __________, 2000

Jupiter Telecommunications Co., Ltd.
Higashi-Ikebukuro Center Bldg, 8F
4-41-24, Higashi-Ikebukuro
Toshima-ku, Tokyo 170-0013
Japan


Dear Sirs:

        In connection with the Registration Statement on Form F-1 which Jupiter Telecommunications Co., Ltd. (the "Company") filed with the United States Securities and Exchange Commission (the "Commission") on November 8, 2000, as amended by Amendment No. 1 thereto filed on __________, 2000 (the "Registration Statement") to register under the United States Securities Act of 1933, as amended (the "Securities Act") up to (a) 843,640 ordinary shares of the Company, no par value, being issued by the Company (the "Primary Shares") consisting of 409,400 ordinary shares offered in Japan, 377,600 ordinary shares offered, directly or in the form of American depositary shares, in the United States and internationally outside Japan and 56,640 ordinary shares, directly or in the form of American depositary shares, that the overseas underwriters have the option to purchase to cover over-allotments in the United States and internationally outside Japan (the "Option Shares"), and (b) 157,000 ordinary shares of the Company, no par value, being sold in Japan by selling shareholders (the "Secondary Shares"), we have been requested by the Company that we furnish our opinion to be filed as Exhibit 5.1 to the Registration Statement.

        For the purposes of this opinion, we have examined the following documents and such other documents and made such further examinations and inquiries as we have deemed necessary or appropriate:

(i) copies of the Articles of Incorporation, the Rules of the Board of Directors and the Share Handing Rules of the Company certified by the Chairman and Representative Director of the Company as being true and complete as of __________, 2000;

(ii) a copy of the minutes of the extraordinary shareholders meeting of the Company held on July 13, 2000;

(iii) a copy of the minutes of the extraordinary shareholders meeting of Titus Communications Corporation ("TITUS") held on ______________, 2000;

(iv) a copy of the Share Exchange Agreement dated June 27, 2000 between the Company and TITUS;

(v) copies of the minutes of the meetings of the Board of Directors of the Company held on June 6, September 12, November 8 and __________, 2000;

(vi)  a certified copy of the Commercial Registration Record of the Company;
      and

(vii) a conformed copy of the Registration Statement.

        In our examination of the above-mentioned documents, we have assumed the genuineness of all documents submitted to us as originals, the conformity to the originals thereof of all documents submitted to us as copied documents and the genuineness of all signatures thereon or on the originals thereof.

     On the basis of the foregoing, we are of the opinion that:

1. While there is no judicial precedent in Japan as to whether the single board meeting can validly authorize two separate issues of shares with different terms of issue (i.e., the Option Shares and the other Primary Shares), we believe that the Primary Shares to be issued by the Company will, when delivered to the underwriters following payment of the issue price therefor, be validly issued, fully paid and non-assessable; and

2. The Secondary Shares to be sold by the selling shareholders have been validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the laws of Japan, and we express no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and we also consent to reference made to us under the captions "Enforcement of Civil Liabilities" and "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

        This opinion is given to you for use in connection with the Registration Statement.

                                            Very truly yours,



                                            Nishimura & Partners